UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2020 (June 27, 2020)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2020 Mr. Wayne G. Dotson, 85, a member of the Board of Directors (the “Board”) of Daybreak Oil and Gas, Inc. (the “Company”), notified the Company’s Chief Executive Officer and Chairman of his resignation from his board position, effective as of June 27, 2020. At the time of his resignation, Mr. Dotson served as the Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee.

Mr. Dotson’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

On June 29, 2020, the Company’s Board of Directors held a meeting to fill the certain vacancies left by the resigning director. Timothy R. Lindsey was elected Chairman of the Nominating and Corporate Governance Committee, and Mr. James F. Meara was elected to serve on the Nominating and Corporate Governance Committee. In addition, the Board of Directors approved reducing the size of the Company’s Board of Directors from four members to three.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: June 30, 2020

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